Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          |__|

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank) 2 N. LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	36-3800435 (I.R.S. employer identification no.) 60602 (Zip code)

GARDNER DENVER, INC.
(Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	76-0419383 (I.R.S. employer identification no.)

1800 Gardner Expressway Quincy, Illinois (Address of principal executive offices)	62301 (Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois Federal Reserve Bank of Chicago	500 E. Monroe Street Springfield, Illinois 62701-1532 230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

16.	List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 17th day of September, 2003.

BNY Midwest Trust Company

By:	/s/ J. Bartolini
Name: J. Bartolini Title: Vice President

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on June 30, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

ASSETS	Thousands of Dollars

Cash and Due from Depository Institutions	28,746

U.S. Treasury Securities	- 0 -

Obligations of States and Political Subdivisions	- 0 -

Other Bonds, Notes and Debentures	- 0 -

Corporate Stock	- 0 -

Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	831

Leases and Lease Financing Receivables	- 0 -

Accounts Receivable	4,538

Other Assets	86,813
(Itemize amounts greater than 15% of Line 9)

GOODWILL	86,881

TOTAL ASSETS	120,996

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

LIABILITIES	Thousands of Dollars

Accounts Payable	14

Taxes Payable	- 0 -

Other Liabilities for Borrowed Money	25,425

Other Liabilities	9,480
(Itemize amounts greater than 15% of Line 14)
Taxes Payable to Parent Company......................5,181
Reserve for Taxes...................................................3,991

TOTAL LIABILITIES	34,919

EQUITY CAPITAL	Thousands of Dollars

Preferred Stock	- 0 -

Common Stock	2,000

Surplus	62,130

Reserve for Operating Expenses	- 0 -

Retained Earnings (Loss)	21,947

TOTAL EQUITY CAPITAL	86,077

TOTAL LIABILITIES AND EQUITY CAPITAL	120,996

I,	Keith A. Mica, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Keith A. Mica

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this  29th  day of       July        ,  2003.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson	(212) 437-5984

Name	Telephone Number (Extension)